UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

Jerrick Media Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	CRTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2020, Creatd, Inc. (f/k/a Jerrick Media Holdings, Inc.) (the “Company”) consummated an underwritten public offering (the “Offering”) of 1,725,000 units of securities (the “Units”), with each Unit consisting of (i) one share of common stock, par value $0.001 per share (“Common Stock”), and (ii) one warrant to purchase one share of Common Stock (the “Warrants”). The Offering was conducted pursuant to an Underwriting Agreement, dated September 10, 2020, by and between the Company and The Benchmark Company, LLC, acting as the representative (the “Representative”) of the several underwriters named therein (the “Underwriting Agreement”). In connection with the Offering, the Company granted the underwriters a 45-day option to purchase up to 258,750 shares of Common Stock and/or 258,750 Warrants to purchase Common Stock to cover over-allotments, if any.

The public offering price per Unit was $4.50. The shares of Common Stock and Warrants were issued separately and are immediately separable upon issuance. Each Warrant represents the right to purchase one share of Common Stock at an exercise price of $4.50 per share, expiring 5 years from the date of issuance.

On September 15, 2020, the Company entered into a Warrant Agreement with Pacific Stock Transfer (“Pacific Stock”), appointing Pacific Stock as Warrant Agent for the Warrants for purposes of the Offering (the “Warrant Agreement”). A registration statement on Form S-1 (File No. 333-238514) (the “Registration Statement”) relating to the Offering was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 20, 2020, and was declared effective on September 10, 2020. Upon the closing of the Offering, Pacific Stock issued the shares of Common Stock and Warrants comprising the Units, which trade on The Nasdaq Capital Markets under the symbols CRTD and CRTDW, respectively. The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and other estimated Offering expenses, and excluding the exercise of any Warrants, was approximately $7.7625 million.

The above description of the Underwriting Agreement and the Warrant Agreement (including the form of Warrant) is a summary and does not purport to be complete. Copies of the Underwriting Agreement and Warrant Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement and the Warrant Agreement are qualified in their entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2020, immediately upon the closing of the Offering, the Company issued an aggregate of 3,445,577 shares of Common Stock to holders of certain outstanding promissory notes pursuant to conversion of an aggregate amount of $12,095,283 in principal and unpaid interest under terms of such notes.

The securities described above issued to the holders upon the closing of the Offering were issued in reliance upon exemptions from registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(a)(2) of the Securities Act, and the rules promulgated thereunder, and pursuant to applicable state securities laws and regulations, relating to transactions by an issuer not involving a public offering.

Item 8.01 Other Events.

On September 11, 2020, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1.

On September 15, 2020, the Company issued a press release announcing the closing of the Offering, a copy of which is filed as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 10, 2020
10.1	Warrant Agreement, including form of Warrant, dated September 15, 2020
99.1	Press Release dated September 11, 2020
99.2	Press Release dated September 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Dated: September 15, 2020	By:	/s/ Jeremy Frommer
Jeremy Frommer
Chief Executive Officer

2